Exhibit 99.1

Ultratech Announces Fourth Quarter and Year-End 2014 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--February 5, 2015--Ultratech, Inc. (Nasdaq: UTEK) a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today announced unaudited results for the three-month and one-year periods ended December 31, 2014.

For the fourth quarter of fiscal 2014, Ultratech reported net sales of $48.3 million as compared to $24.0 million during the fourth quarter of fiscal 2013. Ultratech's net loss for the fourth quarter of 2014 was $1.6 million, or $(0.06) per share, as compared to net loss of $20.6 million, or $(0.73) per share, for the same quarter last year.

Ultratech's net sales for the year ended December 31, 2014 were $150.5 million, as compared to $157.3 million for fiscal 2013. Ultratech posted a net loss for the year ended December 31, 2014 of $19.1 million, or $(0.67) per share, as compared to net loss of $13.8 million, or $(0.49) per share per share, in fiscal 2013.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “We believe we have the best technology and products, serving the best customers in the industry, but 2014 was a difficult year as foundries continued to experience yield challenges and delays with the new FinFET architecture. As a result, our business experienced a pause, but we remain confident in our leading-edge technology position and the necessity of our technology for advanced nodes and have therefore continued to invest so that we may take advantage of the turn in the market when it occurs. We believe that 2015 offers opportunity for growth with our best-in-class solutions for laser spike annealing, advanced packaging, wafer inspection and high-brightness LED.”

At December 31, 2014, Ultratech had $269.7 million in cash, cash equivalents and short-term investments. Working capital was $334.4 million and stockholders' equity was $13.33 per share based on 27,395,774 total shares outstanding as of December 31, 2014.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time today. To listen to the call, dial 888/337-8169 (toll free) or 719/325-2420 (international) 10 minutes prior to the start time. The passcode is 9063550. A live webcast will also be available on the Investor Relations section of Ultratech’s website at http://ir.ultratech.com. A replay of the call will be available at the same location or by dialing 888/203-1112 and entering access code 9063550.

Safe Harbor

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipates,” “expects,” “may,” “remains,” “thinks,” “intends,” “believes,” “estimates,” and similar expressions and include management's current expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors' products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; acquisitions, cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2013, and our Quarterly Report on Form 10-Q for the three months ended September 27, 2014. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

About Ultratech: Ultratech, Inc. (Nasdaq: UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: front-end semiconductor, back-end semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high-brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market, and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

(UTEK-F)

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
(In thousands, except per share amounts)	2014	2013	2014	2013
Total net sales*	$48,253	$24,028	$150,540	$157,272

Cost of sales:
Cost of products sold	25,074	18,669	74,872	77,740
Cost of services	3,051	3,337	12,395	12,150
Total cost of sales	28,125	22,006	87,267	89,890
Gross profit	20,128	2,022	63,273	67,382
Operating expenses:
Research, development and engineering	9,062	8,969	33,590	33,582
Selling, general, and administrative	12,534	13,593	48,746	48,858
Operating loss	(1,468)	(20,540)	(19,063)	(15,058)
Interest expense	(25)	-	(35)	(48)
Interest and other (expense) income, net	(75)	(108)	231	190

Loss before income taxes	(1,568)	(20,648)	(18,867)	(14,916)
Provision (benefit) for income taxes	60	(81)	244	(1,147)
Net loss	$(1,628)	$(20,567)	$(19,111)	$(13,769)

Earnings per share - basic:
Net loss	$(0.06)	$(0.73)	$(0.67)	$(0.49)
Number of shares used in per share calculations - basic	28,231	28,222	28,437	28,106
Earnings per share - diluted:
Net loss	$(0.06)	$(0.73)	$(0.67)	$(0.49)
Number of shares used in per share calculations - diluted	28,231	28,222	28,437	28,106

* Systems sales	$39,455	$14,169	$114,538	$116,546
Parts sales	5,440	4,699	21,631	23,794
Service sales	3,258	5,060	13,973	16,432
License sales	100	100	398	500
Total sales	$48,253	$24,028	$150,540	$157,272

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(In thousands )	2014	2013*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$269,730	$297,035
Accounts receivable	44,217	34,441
Inventories, net	51,859	47,784
Prepaid expenses and other current assets	5,774	5,498
Total current assets	371,580	384,758

Equipment and leasehold improvements, net	20,926	21,811
Intangibles assets, net	13,995	15,735
Other assets	11,017	11,860

Total assets	$417,518	$434,164

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$5,120	$5,120
Accounts payable	12,086	8,914
Deferred product and service income	8,638	6,574
Other current liabilities	11,302	15,095
Total current liabilities	37,146	35,703

Other liabilities	15,252	11,923

Stockholders' equity	365,120	386,538

Total liabilities and stockholders' equity	$417,518	$434,164

* The balance sheet as of December 31, 2013 has been derived from the audited financial statements as of that date.

CONTACT:
Company Contact:
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Investor Relations Contact:
The Blueshirt Group
Suzanne Schmidt, 415-217-4962
suzanne@blueshirtgroup.com
Melanie Solomon, 415-217-4964
melanie@blueshirtgroup.com